[COHEN MCCURDY LOGO]            Cohen McCurdy, Lid            | 440.835.8500
Certified Public Accountants    800 Westpoint Pkwy, Sude 1100 | 440.835.1093 fax
                                Westlake, OH 44145-1524       |
                                                              |
                                www.cohenmccurdy.com          |


            Consent of Independent Registered Public Accounting Firm


As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated October 17, 2005 on the financial statements of Monteagle Funds (comprising the Monteagle Fixed Income Fund, Monteagle Value Fund and Monteagle Large Cap Growth Fund) as of August 31, 2005 and our report dated Febuuary 16, 2006 for Monteagle Quality Growth Fund (formally Memorial Growth Equity Fund) and Monteagle Select Value Fund (formally Memorial Value Equity Fund) as of December 3 1,2005 and for the periods indicated therein and to the references to our firm in the prospectuses and the Statement of Additional Information in this Post- Effective Amendment to Monteagle Funds' (formally Memorial Funds - File No. 81 1- 08529) Registration Statement on Form N-1 A.



Cohen McCurdy, Ltd.
Westlake, Ohio
April 18,2006

                                        /s/ Cohen McCurdy




         Registered with the Pubiic Company Accounting Oversight Board